UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2019

Sarepta Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-14895	93-0797222
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

215 First Street Suite 415 Cambridge, MA 02142
(Address of principal executive offices, including zip code)

Registrant’s Telephone Number, Including Area Code: (617) 274-4000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.0001 per share	SRPT	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into Material Definitive Agreements.

License, Collaboration, and Option Agreement

On December 21, 2019, Sarepta Therapeutics Three, LLC, a subsidiary of Sarepta Therapeutics, Inc. (collectively, “Sarepta”) and F. Hoffman-La Roche Ltd (“Roche”) executed a License, Collaboration, and Option Agreement (the “Collaboration Agreement”) pursuant to which Sarepta granted Roche an exclusive license under certain of Sarepta’s intellectual property rights to develop, manufacture, and commercialize Sarepta’s investigational Micro-dystrophin Gene Therapy for Duchenne Muscular Dystrophy (“DMD”), SRP-9001 (AAVrh74.MHCK7.micro-dystrophin) (“SRP-9001”) in all countries outside of the United States. Sarepta retains all rights to SRP-9001 in the United States.

Also, under the terms of the Collaboration Agreement, Roche granted to Sarepta, a license to use certain of its intellectual property rights to exploit SRP-9001 in the United States, which license is non-exclusive under Roche’s background intellectual property rights and exclusive under intellectual property rights developed by Roche under the Collaboration Agreement.

Sarepta, using its leading hybrid manufacturing platform, will manufacture and supply clinical and commercial supplies of SRP-9001 for itself and to Roche.

Roche Options and Negotiation Rights

Pursuant to the Collaboration Agreement, Sarepta granted Roche an exclusive option to obtain an exclusive license to commercialize the following products outside of the United States: (i) certain exon-skipping products that target the dystrophin gene to induce exon skipping, including eteplirsen, golodirsen, casimersen and SRP-5051; (ii) certain gene therapy products other than SRP-9001 that encode and directly express dystrophin or a derivative thereof; and (iii) certain gene-editing products that modify, repair, or activate an endogenous dysfunctional dystrophin gene. The products subject to Roche’s options are collectively referred to as the “Option Products.” Upon option exercise, the Option Product that is the subject of the option exercise will be included under the Collaboration Agreement as a product licensed to Roche subject to similar obligations with respect to development, manufacturing, commercialization, and cost-sharing as those that apply to SRP-9001.

Pursuant to the Collaboration Agreement, Roche has a right of first negotiation if Sarepta seeks to grant a third-party license to (a) commercialize SRP-9001 in the United States or (b) commercialize any of Sarepta’s limb girdle muscular dystrophy products.

Exclusivity

Other than under the Collaboration Agreement, Roche may not perform any clinical trials for, or commercialize, any gene therapy product, gene-editing product, or antisense oligonucleotide for DMD for a period of five years following the execution of the Collaboration Agreement. The exclusivity period for one or more types of products may be extended if Roche exercises its option with respect to one or more exon-skipping products, gene therapy products, or gene-editing products, in each case, for a period of five years from the time of option exercise.

Development

The parties will use commercially reasonable efforts to conduct development activities with respect to SRP-9001 under the Collaboration Agreement pursuant to agreed-upon development plans. Sarepta will perform all development activities directed to obtaining and maintaining regulatory approvals for SRP-9001 in the United States and the European Union, as set forth in a joint global development plan. Subject to certain exceptions, the parties will share the costs of the development activities under such joint global development plan. Roche will perform all development activities set forth in a territory-specific development plan for SRP-9001, including additional activities not set forth in the joint global development plan and that are specifically performed in furtherance of obtaining and maintaining regulatory approvals for SRP-9001 outside of the United States. Roche will be solely responsible for costs arising from the territory-specific development plan for SRP-9001.

Governance

The exploitation of SRP-9001 and any other licensed products will be governed by a series of committees established to facilitate collaboration between the parties with respect to development, manufacturing, medical affairs, patent protection, and commercialization of such products.

Financial Terms

At closing, Roche and Roche Finance Ltd, an affiliate of Roche (“Roche Finance”), will together pay Sarepta an upfront payment of $1.15 billion, comprised of $750.0 million in cash from Roche and $400 million from Roche Finance in exchange for 2,522,227 shares of Sarepta common stock, priced at $158.59 per share under the Stock Purchase Agreement described below. Additionally, Sarepta is eligible to receive up to $1.73 billion in regulatory and sales milestone payments with respect to SRP-9001.

In addition, the Collaboration Agreement provides that Roche will pay Sarepta royalties on net sales of SRP-9001, anticipated to be in the mid-teens.

In the event that Roche chooses to exercise its option with respect to one or more Option Products, Sarepta will be paid an option exercise fee upon each such exercise and the Option Products that are the subject of the option exercise will be subject to separate milestone payments and royalties on sales of such Option Product.

Term; Termination

Unless earlier terminated as described below, the Collaboration Agreement will continue with respect to SRP-9001 or any Option Product for which Roche has exercised its option, on a product-by-product and country-by-country basis, until the royalty term for such product in such country. The royalty term expires on the later of (a) twelve years, (b) expiration of regulatory exclusivity in such country and (c) expiration of all valid claims of specific licensed patents in such country.

Either party may terminate the Collaboration Agreement for the other party’s material breach, if such breach is not cured within a specified cure period.

If Roche breaches its development or commercialization diligence obligations with respect to a licensed product or fails to develop or commercialize a particular licensed product in a particular region for an extended period of time, then Sarepta may terminate the Collaboration Agreement with respect to such licensed products in such regions.

Roche may terminate the Collaboration Agreement if Sarepta fails to supply SRP-9001 to Roche in accordance with the terms of the Collaboration Agreement and the supply agreements to be entered into between the parties. Roche may also terminate the Collaboration Agreement for convenience, in its entirety or on a licensed product-by-licensed product and region-by-region basis.

The closing of the transaction contemplated by the Collaboration Agreement and the Stock Purchase Agreement (as defined below) is subject to the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and other customary conditions.

The foregoing description of the terms of the Collaboration Agreement is not complete and is qualified in its entirety by reference to the text of the Collaboration Agreement, a copy of which Sarepta intends to file as an exhibit to its Annual Report on Form 10-K for the year ended December 31, 2019.

Stock Purchase Agreement

On December 21, 2019, pursuant to the Collaboration Agreement, Sarepta entered into a Stock Purchase Agreement with Roche Finance (the “Stock Purchase Agreement”) pursuant to which Sarepta will issue and sell 2,522,227 of its shares (the “Shares”) of common stock to Roche Finance in a private placement for an aggregate purchase price of $399,999,979.93, or $158.59 per share.

The Shares are subject to lock-up restrictions, which, without prior approval of Sarepta, prohibit Roche Finance from selling the Shares for a period of 180 days after the closing of the Share issuance. The Stock Purchase Agreement contains other customary terms and conditions, including mutual representations, warranties, and covenants as well as the effectiveness of the Collaboration Agreement.

The foregoing description of the terms of the Stock Purchase Agreement is not complete and is qualified in its entirety by reference to the redacted text of the Stock Purchase Agreement, a copy of which Sarepta intends to file as an exhibit to its Annual Report on Form 10-K for the year ended December 31, 2019.

Item 3.02 Unregistered Sales of Equity Securities.

Roche Finance

The description of the issuance and sale of the Shares pursuant to the Stock Purchase Agreement set forth under Item 1.01 above under the caption “Stock Purchase Agreement” is incorporated by reference into this Item 3.02. The issuance and sale has not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws. Sarepta has relied on the exemption from the registration requirements of the Securities Act under Section 4(a)(2) thereof, for a transaction by an issuer not involving any public offering.

StrideBio, Inc.

On November 13, 2019, pursuant to a Stock Purchase Agreement, dated as of November 13, 2019 by and between Sarepta Therapeutics, Inc. and StrideBio, Inc. (“StrideBio”), Sarepta Therapeutics Inc. issued and sold 301,980 shares (the “StrideBio Shares”) of common stock to StrideBio for an aggregate purchase price of $30,499,980, or $101.00 per share. The price was equal to the closing sales price of the Company’s common stock on November 13, 2019. Sarepta agreed to file a registration statement with the U.S. Securities and Exchange Commission covering the resale by StrideBio of the StrideBio Shares. Sarepta has relied on the exemption from the registration requirements of the Securities Act under Section 4(a)(2) thereof, for a transaction by an issuer not involving any public offering.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Sarepta Therapeutics, Inc.

Date: December 23, 2019	By:	/s/ Douglas S. Ingram
Douglas S. Ingram
President and Chief Executive Officer

4